UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 14, 2015

American Apparel, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2015, David Danziger provided his resignation to American Apparel, Inc. (the “Company”) as a member of the Company’s Board of Directors (the “Board”), effective immediately. On June 14, 2015, following the acceptance of Mr. Danziger’s resignation, the Company’s remaining directors appointed Paula Schneider, the Company’s Chief Executive Officer, to fill the vacancy resulting from Mr. Danziger’s resignation as a Class A director.

In accordance with the letter agreement the Company entered into with Jeffrey Kolb, dated June 7, 2015, the Company intends to identify an independent director with significant retail experience and appoint the new director to fill a subsequent vacancy on the Company’s Board prior to the Company’s 2016 Annual Meeting of Stockholders.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: June 15, 2015	By:	/s/ Chelsea A. Grayson
Name: Chelsea A. Grayson
Title: Executive Vice President, General Counsel and Secretary

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